EXHIBIT 10.21

FOURTH AMENDMENT

TO

ALLERGAN, INC.

SAVINGS AND INVESTMENT PLAN

(RESTATED 2008)

The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the “Plan”) is hereby amended effective as of January 1, 2008 as follows:

1.	Section 5.4 of the Plan is hereby amended by adding the following subsection (e) thereto:

(e)    Notwithstanding anything to the contrary in this Section 5.4, the Company (i) shall contribute and allocate a supplemental Retirement Contribution for the 2008 Plan Year for each Retirement Account Participant who (A) received a contribution pursuant to paragraph (a) above for the 2008 Plan Year and (B) was not a Highly Compensated Employee during the 2008 Plan Year and (ii) may, in its discretion (which discretion may be exercised by the Global Investments & Benefits Subcommittee (the “GIBS”), subject to the limitations set forth in the GIBS charter adopted effective as of September 8, 2008), contribute and allocate a supplemental Retirement Contribution for each Plan Year commencing with the 2009 Plan Year for each Retirement Account Participant who (A) received a contribution pursuant to paragraph (a) above for the applicable Plan Year and (B) was not a Highly Compensated Employee during such Plan Year. Any supplemental contributions made pursuant to this paragraph (e) shall be equal to the minimum amount necessary to satisfy the requirements set forth in Treasury regulation section 1.401(a)(4)-8(b)(1)(vi).

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Fourth Amendment to the Allergan, Inc. Savings and Investment Plan (Restated 2008) on this 12th day of October, 2009.

By:	/s/ Dianne Dyer-Bruggeman
Dianne Dyer-Bruggeman
Executive Vice President, Human Resources